American Stock
                                           Exchange
                                           86 Trinity Place
                                           New York, NY 10006-1872

Via Facsimile and Overnight Mail

November 23, 2005

Mr. Roger Mohlman
President & Chief Executive Officer
American Water Star, Inc.
4560 S. Decatur, Suite 301
Las Vegas, NV 89103

Dear Mr. Mohlman:

The American Stock Exchange (the "Amex" or "Exchange"), as a self-regulatory organization, has the responsibility to provide a fair and orderly marketplace to issuers and to the investing public. Included in these responsibilities is the obligation to take appropriate steps to ensure that companies listed on the Amex market comply with applicable continued listing standards. Investors in companies listed on the Amex have a reasonable expectation that those companies comply with such listing standards or, at a minimum, have a plan in place to return to compliance within a specified time.

A review of American Water Star Inc.'s (the "Company" or "AWS") Form 10-QSB for the period ended June 30, 2005 and Form 8-K dated November 4, 2005, indicates that the Company does not meet certain of the Exchange's continued listing standards as set forth in Part 10 of the Amex Company Guide (the "Company Guide"),' and the Company has therefore become subject to the procedures and requirements of Section 1009 of the Company Guide.

Specifically, the Company is not in compliance with Section 1003(a)(iv) of the Company Guide in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether such company will be able to continue operations and/or meet its obligations as they mature.

In addition, a review of the Securities and Exchange Commission's (the "SEC") EDGAR database, as well as telephone conversations with AWS representatives, indicates that the Company has yet to file its Form 10-QSB for the quarter ended September 30, 2005. The timely
________________

1 The Amex Company Guide may be accessed at www.amex.com

_________________________________________________________________

filing of such reports is a condition for the Company's continued listing on the Exchange, as required by Sections 134 and 1101 of the Company Guide. The Company's failure to timely file this Form 10-QSB is a material violation of its listing agreement with the Exchange and therefore, pursuant to Section 1003(d) of the Company Guide, the Exchange is authorized to suspend and, unless prompt corrective action is taken, remove the Company's securities from the Exchange.

As a result of the foregoing, the Company has become subject to the procedures and requirements of Section 1009 of the Company Guide. Accordingly, the Company must contact me at the telephone number above or Richard McKnight at (212) 306-2384 by December 1, 2005 to confirm receipt of this letter, discuss any new developments of which the Exchange staff may be unaware, and indicate whether or not it intends to submit a plan of compliance as discussed below.

In order to maintain its Amex listing, the Company must:

(i) Submit a plan by December 9, 2005 advising the Exchange of action it has taken, or will take, that would bring it into compliance with Sections 134 and 1101 of the AMEX Company
      Guide by January 5, 2005 (the "December 9 Plan").

(ii) Submit a plan by December 23, 2005 advising the Exchange of action it has taken, or will take, that would bring it into compliance with Section 1 003(a)(iv) of the Company Guide by February 23, 2006 (the "December 23 Plan").

The December 9 Plan should include specific milestones and details related to the completion of the filings, including any applicable documentation. The December 23 plan should include specific milestones, quarterly financial projections, and details related to any strategic initiatives the Company plans to complete.2 The Listings Qualifications Department management will evaluate each plan, including any supporting documentation, and make a determination as to whether the Company has made a reasonable demonstration in each plan of an ability to regain compliance with the continued listing standards within the specified timeframes, in which case the plan(s) will be accepted. If the plan(s) are accepted, the Company may be able to continue its listing during the plan period(s), during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan(s).3

___________________

2 For your convenience, a suggested format for plan responses is attached. Please note that the information outlined in the suggested format is for information purposes only and is not intended to provide specific plan requirements. However, your plan must demonstrate an ongoing continuous effort to regain compliance through specific goals and initiatives, which can reasonably be expected to be completed within the plan period.

3 Please be advised that if the Exchange accepts American Water Star's plan of compliance, the Company must issue a press release disclosing the fact that it has fallen below the continued listing standards of the Amex and that its listing is being continued pursuant to an extension. The press release must be issued within five (5) business days from notification that the plan has been accepted.
________________________________________________________________

Please be advised that, if the Company does not submit each respective plan, or if either plan is not accepted, it will be subject to delisting proceedings. Furthermore, if each plan is accepted but the Company is not in compliance with the continued listing standards at the conclusion of the applicable plan period or does not make progress consistent with each plan during the respective plan period, the Exchange staff will initiate delisting proceedings as appropriate. The Company may appeal a staff determination to initiate delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.

This letter constitutes notice of a failure to satisfy certain of the Exchange's continued listing standards. The Company is therefore required to file a current report on Form 8-K pursuant to Item 3.01 of that Form within the requisite time periods. The Company must also issue a press release, pursuant to Section 402 of the Company Guide, contemporaneously with the filing of the Form 8-K that discloses receipt of this letter and the fact that it is not in compliance with the specified provisions of the Amex continued listing standards.4 Please note, however, that satisfying these filing and publication requirements does not relieve the Company of its obligation to assess the materiality of this letter on an ongoing basis under the federal securities laws nor does it provide a safe harbor under the federal securities laws or otherwise. Accordingly, the Company should consult with securities counsel regarding disclosure and other obligations mandated by law.

As an additional consequence of falling below continued listing standards, please be advised that within five days of the date of this letter, AWS will be included in a list of issuers that are not in compliance with the Exchange's continued listing standards. This list is posted daily on www.amex.com and includes the specific listing standard(s) with which a company does not comply. Furthermore, the Exchange is utilizing the financial status indicator fields in the Consolidate Tape Associations Consolidated Tape System ("CTS") and Consolidated Quote Systems ("CQS") Low Speed and High Speed Tapes to identify companies that are noncompliant with the Exchange's continued listing standards and/or are delinquent with respect to a required federal securities law periodic filing. Therefore, the Company will become subject to the indicator .BC.LF to denote its noncompliance. The indicator will not change the Company's trading symbol itself, but will be disseminated as an extension of the Company's symbol on the CTS and CQS whenever the Company's trading symbol is transmitted with a quotation or trade. Both the website posting and indicator will remain in effect until such time as the Company has regained compliance with all applicable continued listing standards.

This letter and any response may constitute non-public information in accordance with federal securities laws, and you may wish to consult with your legal counsel about the Company's obligations in this regard. The only designated representatives at the Exchange with which this matter should be discussed are staff members of the Listing Qualifications and StockWatch

_____________________

4  This notice should be provided to the Amex StockWatch
Department (telephone: 212-306-8383; facsimile: 212- 306-1488)
and the Listing Qualifications Department (telephone: (212) 306-
1331 facsimile: 212-306-5359).
________________________________________________________________

Departments. Further, as I am sure you are aware, pursuant to
Section 910 of the Company Guide, Amex Specialists must be treated as members of the public and, accordingly, no nonpublic information should be discussed with or otherwise disclosed to the Company's specialist.

The Amex remains hopeful that the Company will be able to maintain its listing. If you are in need of any assistance in this matter, please do not hesitate to contact me at the telephone number above or Richard McKnight at (212) 306-2384.

Sincerely,